                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              Linens 'N Things, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      2.    Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      4.    Proposed maximum aggregate value transaction:

            --------------------------------------------------------------------

      5.    Total fee paid:

            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

            --------------------------------------------------------------------

      2.    Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      3.    Filing Party:

            --------------------------------------------------------------------

      4.    Date Filed:

            --------------------------------------------------------------------

                             LINENS 'N THINGS, INC.
                                 6 BRIGHTON ROAD
                            CLIFTON, NEW JERSEY 07015

                        ---------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 2, 2001

                    ----------------------------------------

To Linens 'n Things, Inc. Shareholders:


                  The Annual Meeting of Shareholders of Linens 'n Things, Inc., a Delaware corporation (the "Company"), will be held at the Company's headquarters at 6 Brighton Road, Clifton, New Jersey, on Wednesday, May 2, 2001, at 11:00 a.m., for the following purposes:


                  1.       To elect one director for a three year term.


                  2. To act upon such other business as may properly come before the Annual Meeting or any postponement or adjournment.


                  Shareholders of record at the close of business on March 8, 2001 are entitled to notice of and to vote at the Annual Meeting or at any postponement or adjournment.


                                       By order of the Board of Directors,




                                       BRIAN D. SILVA
                                       Senior Vice President,
                                       Human Resources and
                                       Corporate Secretary
March 30, 2001


--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.
--------------------------------------------------------------------------------

                             LINENS 'N THINGS, INC.
                                6 BRIGHTON ROAD
                           CLIFTON, NEW JERSEY 07015

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 2, 2001


                                PROXY STATEMENT


                  This Proxy Statement is being furnished to the shareholders of Linens 'n Things, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held on Wednesday, May 2, 2001, at 11:00 a.m., at 6 Brighton Road, Clifton, New Jersey and at any postponement or adjournment (the "Annual Meeting"). At the Annual Meeting, shareholders of the Company are being asked to consider and vote on the election of one director for a three year term.


                  This Proxy Statement, Notice of Meeting and accompanying proxy are first being mailed to shareholders on or about March 30, 2001.


                                    GENERAL


                  The holders of record of shares of the Company's Common Stock at the close of business on March 8, 2001 are entitled to vote such shares at the Annual Meeting. On March 8, 2001, there were outstanding 40,474,194 shares of Common Stock.


                  The presence in person or by proxy of the holders of a majority of the shares outstanding on the record date is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Each shareholder is entitled to one vote, in person or by proxy, for each share of Common Stock held as of the record date on each matter to be voted on. Abstentions and broker non-votes are included in determining whether a quorum is present. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal.


                  Shares of Common Stock represented by a properly executed proxy received in time for the Annual Meeting will be voted as specified in the proxy, unless the proxy has previously been revoked. Unless contrary instructions are given in the proxy, it will be voted for the persons designated in the proxy as the Board of Directors' nominees for director and, with respect to any other matter properly submitted to shareholders at the Annual Meeting, as recommended by the Board of Directors or, if no recommendation is given, in its discretion.


                  Shareholders may vote by completing and mailing the proxy card. A proxy may be revoked prior to the exercise of the proxy either by submitting written revocation of that proxy to the Corporate Secretary or by submitting a new proxy bearing a later date via proxy card. A proxy may also be revoked by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy.

                  This proxy solicitation is being made on behalf of the Company and the expense of preparing, printing and mailing this Proxy Statement and proxy is being paid by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone, facsimile or electronic mail by regular employees or directors of the Company without additional compensation. The Company will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs in sending proxy materials to the beneficial owners of Common Stock.


MULTIPLE COPIES OF ANNUAL REPORT AND PROXY STATEMENT

         When more than one holder of Common Stock share the same address, the Company may deliver only one annual report and one proxy statement to that address unless the Company has received contrary instructions from one or more of those shareholders. Similarly, brokers and other intermediaries holding shares of Common Stock in "street name" for more than one beneficial owner with the same address may deliver only one annual report and one proxy statement to that address if they have received consent from the beneficial owners of the stock.

         The Company will deliver promptly upon written or oral request a separate copy of the annual report and proxy statement to any shareholder, including a beneficial owner of stock held in "street name," at a shared address to which a single copy of either of those documents was delivered. To receive additional copies of the annual report and proxy statement, you may call, write or e-mail the Investor Relations Department, Linens 'n Things, Inc., 6 Brighton Road, Clifton, New Jersey 07015, telephone number (973) 815-2929, e-mail investor@lnt.com.

         You may also contact the Investor Relations Department at the address or telephone number above if you are a shareholder of record of the Company and you wish to receive a separate annual report and proxy statement in the future, or if you are currently receiving multiple copies of the annual report and proxy statement and want to request delivery of a single copy in the future. If your shares are held in "street name" and you want to increase or decrease the number of copies of the annual report and proxy statement delivered to your household in the future, you should contact the broker or other intermediary who holds the shares on your behalf.

                                     ITEM 1

                              ELECTION OF DIRECTOR

                         (PROPOSAL 1 ON THE PROXY CARD)

                  GENERAL. The Board of Directors currently consists of five members and is divided into three classes approximately equal in size. Directors are generally elected for three year terms on a staggered term basis, so that each year the term of office of one class will expire and the terms of office of the other classes will extend for additional periods of one and two years respectively. This year's nominee has been nominated to serve for a three year term expiring in 2004. The Company has inquired of the nominee and determined that he will serve if elected. If for any reason the nominee is not available for election, which is not expected, the proxy committee may vote for such substitute nominee as may be recommended by the Board of Directors.


                  Directors are elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting and entitled to vote. Abstentions are not counted as votes cast and have no effect on the outcome.


                  The nominee is a current director of the Company. Set forth below is a description of the background of the nominee. Also set forth below is a description of the background of the existing directors whose terms of office extend beyond the Annual Meeting. The Board of Directors recommends that shareholders vote "FOR" the Company's nominee for director.


NOMINEE FOR ELECTION AT THE ANNUAL MEETING
--------------------------------------------------------------------------------

STANLEY P. GOLDSTEIN

AGE:                                    66

DIRECTOR SINCE:                         1996

PRINCIPAL OCCUPATION AND
RECENT BUSINESS EXPERIENCE:             Mr. Goldstein was Chairman of the Board
                                        of CVS Corporation, formerly Melville
                                        Corporation, until he retired in April
                                        1999, and prior to May 1998 was Chairman and CEO of CVS Corporation. Mr.
                                        Goldstein co-founded Consumer Value
                                        Stores, a retail drug chain, in 1963.

OTHER DIRECTORSHIPS:                    CVS Corporation and Footstar, Inc. Mr.
                                        Goldstein is also on the Board of
                                        Overseers of The Wharton School of the
                                        University of Pennsylvania.

EXPIRATION OF TERM AS DIRECTOR:         2004

DIRECTORS WHOSE TERMS DO NOT EXPIRE THIS YEAR
--------------------------------------------------------------------------------

NORMAN AXELROD

AGE:                                    48

DIRECTOR SINCE:                         1996

PRINCIPAL OCCUPATION AND
RECENT BUSINESS EXPERIENCE:             Chairman and CEO of the Company. Between
                                        1976 and 1988 Mr. Axelrod held various
                                        management positions at Bloomingdale's,
                                        ending with Senior Vice President,
                                        General Merchandise Manager.

OTHER DIRECTORSHIPS:                    Jaclyn, Inc.

EXPIRATION OF TERM AS DIRECTOR:         2002


================================================================================

PHILIP E. BEEKMAN

AGE:                                    69

DIRECTOR SINCE:                         1997

PRINCIPAL OCCUPATION AND
RECENT BUSINESS EXPERIENCE:             President of Owl Hollow Enterprises,
                                        Inc., a consulting and investment
                                        company. From 1986 to 1994, Mr. Beekman was Chairman of the Board and CEO of Hook SupeRx, Inc., a retail drug store chain. Prior to that he was President and Chief Operating Officer of Seagram
                                        Company Limited.

OTHER DIRECTORSHIPS:                    General Chemical Group, Inc., Kendle
                                        International Inc., Kendle Co.,
                                        Panavision, Inc. and Sunbeam
                                        Corporation.

EXPIRATION OF TERM AS DIRECTOR:         2003


================================================================================

HAROLD F. COMPTON


AGE:                                    53


DIRECTOR SINCE:                         1998


PRINCIPAL OCCUPATION AND
RECENT BUSINESS EXPERIENCE:             President and Chief Executive Officer of
                                        CompUSA Inc. Mr. Compton joined CompUSA in 1994 as Executive Vice President-
                                        Operations, becoming Chief Operating
                                        Officer in 1995 and President of CompUSA
                                        Stores in 1996.

OTHER DIRECTORSHIPS:                    Stage Stores, Inc.

EXPIRATION OF TERM AS DIRECTOR:         2003


================================================================================

MORTON E. HANDEL

AGE:                                    66

DIRECTOR SINCE:                         2000

PRINCIPAL OCCUPATION AND
RECENT BUSINESS EXPERIENCE:             Chairman of the Board of Marvel
                                        Enterprises Inc. Also, President, CEO
                                        and a director of Ranger Industries,
                                        Inc., formerly Coleco Industries, Inc.,
                                        from 1997 to 2001, and is currently
                                        President of S&H Consulting, LTD.
                                        Between 1974 and 1990 Mr. Handel held
                                        various executive management positions
                                        at Coleco Industries, Inc., including
                                        Chairman and CEO.

OTHER DIRECTORSHIPS:                    Concurrent Computer Corp.

EXPIRATION OF TERM AS DIRECTOR:         2002


================================================================================

                             DIRECTOR COMPENSATION

                  Directors who are not employees of the Company are paid an annual retainer of $10,000 which may be taken either in cash or Common Stock of the Company. Upon his or her initial election or appointment to the Board, each non-employee director receives an option to purchase 6,000 shares of Common Stock and 400 stock units. Each stock unit represents the right to receive one share of Common Stock at the end of a specified period. One-half of a stock unit is paid six months and a day after the grant date and the other half approximately six months thereafter, provided the non-employee director has not ceased to serve as a director for any reason other than death, disability, or retirement at or after age 65. In addition, each non-employee director receives 400 stock units and an option to purchase 2,000 shares of Common Stock on the date of each annual meeting. Each director attended 100% of the meetings of the Board of Directors and of the committees of which he is a member.

                      COMMITTEES OF THE BOARD OF DIRECTORS
AUDIT COMMITTEE

MEMBERS:                                Philip E. Beekman (Chairman)
                                        Harold F. Compton
                                        Morton E. Handel


NUMBER OF MEETINGS IN 2000:             3


FUNCTIONS:                          o   Serves as a communication point
                                        among non-Audit Committee directors,
                                        internal auditors, the independent
                                        auditors and Company management as their respective duties relate to financial accounting, reporting and internal controls.

                                    o   Assists the Board of Directors in
                                        fulfilling its responsibility with
                                        respect to accounting policies, internal controls, financial and operating controls, standards of corporate conduct and performance, reporting practices of the Company and sufficiency of auditing.

COMPENSATION COMMITTEE

MEMBERS:                                Stanley P. Goldstein (Chairman)
                                        Harold F. Compton

NUMBER OF MEETINGS IN 2000:             3

FUNCTIONS:                          o   Determines and administers compensation
                                        for the senior officers of the Company
                                        and other key members of the Company's
                                        management, including salary and
                                        incentive based plans.

NOMINATING COMMITTEE

MEMBERS:                                Harold F. Compton (Chairman)
                                        Morton E. Handel

FUNCTIONS:                          o   Considers and determines suitable
                                        nominees to the Board of Directors.
                                        Established in fiscal 2001.

                             EXECUTIVE COMPENSATION

                  The following table sets forth information on compensation for the Company's Chairman and Chief Executive Officer and for the four other most highly compensated executive officers of the Company.


                           SUMMARY COMPENSATION TABLE

                                                                                  Long-Term Compensation
                                                                    ----------------------------------------

                                         Annual Compensation        Awards                       Payouts
                                         -------------------------  ---------------------------  -----------  -------------
                                                                                   Number of
                                                                    Restricted     Securities                 All Other
Name and Principal             Fiscal                               Stock          Underlying    LTIP         Compensation
 Position                      Year      Salary ($)    Bonus ($)    Award(s) ($)   Options       Payouts ($)  ($) (2)
------------------------------------------------------------------  ---------------------------  -----------  -------------
Norman Axelrod, Chairman       2000      716,154       360,150      1,740,129(1)   300,000      740,634(1)      379,980
and Chief Executive            1999      638,076       665,665      1,254,026      300,000         0            505,468
Officer                        1998      548,846       707,945      548,373        378,774         0              9,600

Steven B. Silverstein,         2000      366,346       131,250      323,877(1)     75,000       323,877(1)       10,500
President*                     1999      350,000       250,250         565,733     75,000          0              9,600
                               1998      304,808       234,192         211,436     109,376         0              9,600

Hugh J. Scullin,               2000      222,308       63,000       161,939(1)     20,000       161,939(1)       10,500
Senior Vice President,         1999      215,000       122,980         289,603     20,000          0              9,600
Store Operations               1998      215,000       153,940         149,053     27,509          0              9,600

Brian D. Silva, Senior Vice    2000      237,962       67,760       174,157(1)     25,000       174,157(1)       10,500
President, Human Resources,    1999      222,962       129,844         305,743     25,000          0              9,600
and Corporate Secretary        1998      208,769       151,792         146,976     28,345          0              9,600

William T. Giles, Senior       2000      259,231       75,600       194,343(1)     40,000       194,343(1)       10,500
Vice President and Chief       1999      221,923       124,982         309,810     30,000          0              9,600
Financial Officer              1998      200,000       121,720         110,927     28,345          0              9,600

* Mr. Silverstein was promoted from Executive Vice President, Chief Merchandising Officer to President in March 2001.

(1) Awards under the Company's long term incentive plan ("LTIP") were made for fiscal 2000 based on each executive officer having exceeded certain preestablished performance objectives based on earnings and net return on assets over a 3 year period. The LTIP awards for fiscal 2000 were made 50% in restricted stock and 50% in deferred cash awards. The deferred cash awards are to be invested in Common Stock by the plan trustee under the Company's deferred compensation plan. The LTIP awards for fiscal 2000 vest two years from the award date. The restricted stock awards under the LTIP for fiscal 2000 for each of the named executives are: Mr. Axelrod, 26,490 shares; Mr. Silverstein, 11,584 shares; Mr. Scullin, 5,792 shares; Mr. Silva, 6,229 shares; and Mr. Giles, 6,951 shares. Mr. Axelrod was also awarded 46,640 shares of deferred stock on the effective date of his Employment Agreement which vest in 25% increments over three years, beginning with the date of grant. The number and value of all restricted stock holdings at the end of fiscal 2000 are: Mr. Axelrod, 108,090 shares, $2,986,527; Mr. Silverstein, 31,439 shares, $868,660; Mr. Scullin, 17,292 shares, $477,778; Mr. Silva, 18,030 shares, $498,169; and Mr. Giles, 17,665 shares, $488,084. Holders of restricted stock are entitled to receive dividends, if any, on restricted stock.

(2) For fiscal year 2000 represents amounts contributed under the Company's 401(k) profit sharing plan. In addition, for Mr. Axelrod, the fiscal 2000 amount includes the present value cost of $344,024 of the Company's portion of fiscal 2000 premiums for split-dollar insurance above the term coverage level, $12,494 of imputed income associated with the term portion of the split-dollar arrangement and $12,962 of related tax reimbursement obligations.

                  OPTION GRANTS IN LAST FISCAL YEAR. The table below sets forth certain information concerning stock options granted during fiscal 2000 by the Company to the named executive officers.


                       OPTION GRANTS IN LAST FISCAL YEAR

                                                             INDIVIDUAL GRANTS
                                 --------------------------------------------------------------------------
                                 NUMBER OF           PERCENT OF                                             GRANT DATE
                                 SECURITIES          TOTAL OPTIONS                                          PRESENT VALUE
                                 UNDERLYING          GRANTED TO            EXERCISE OR                      ($)(2)
                                 OPTIONS GRANTED     EMPLOYEES IN FISCAL   BASE PRICE       EXPIRATION
NAME                             (#)(1)              YEAR                  ($/SHARE)        DATE
-------------------------------------------------------------------------------------------------------------------------
Norman Axelrod                   300,000             27.3%                 21.44            10/12/10        3,699,450

Steven B. Silverstein            75,000              6.8%                  21.44            10/12/10          924,863

Hugh J. Scullin                  20,000              1.8%                  21.44            10/12/10          246,630

Brian D. Silva                   25,000              2.3%                  21.44            10/12/10          308,288

William T. Giles                 40,000              3.6%                  21.44            10/12/10          493,260


(1) Options were granted at fair market value and vest and become exercisable in 25% annual increments.

(2) The hypothetical present values on grant date are calculated under the modified Black-Scholes Model, which is a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors in hypothesizing an option's present value. Factors used to value options granted include the stock's expected volatility rate (55%), risk free rate of return (5.12%), dividend yield (0%), projected time of exercise (6 years) and projected risk of forfeiture and non-marketability for the vesting period (6.29% per annum).

                  OPTION EXERCISES AND YEAR-END OPTION HOLDINGS. The following table shows information regarding option exercises during fiscal 2000 as well as fiscal 2000 year-end option holdings for each of the named executive officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                 VALUE OF
                                                                    NUMBER OF                   UNEXERCISED
                                 SHARES                             SECURITIES                 IN-THE-MONEY
                                 ACQUIRED                        UNDERLYING UNEXERCISED          OPTIONS
                                   ON              VALUE          OPTIONS AT FY-END             AT FY-END ($)
                                 EXERCISE          REALIZED      (#) EXERCISABLE/              EXERCISABLE/
NAME                                (#)              ($)            UNEXERCISABLE              UNEXERCISABLE
-------------------------------- ---------------- -------------- ---------------------------- ---------------------------
Norman Axelrod                   275,000          6,163,598      340,984/1,025,000            5,342,048/2,621,438

Steven B. Silverstein            82,500           1,653,021      61,876/265,000               913,108/617,138

Hugh J. Scullin                  0                0              80,509/72,500                1,336,610/200,244

Brian D. Silva                   10,000           199,375        67,345/84,000                1,016,009/246,483

William T. Giles                 0                0              60,845/102,500               930,383/324,044


EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS; OTHER EXECUTIVE AGREEMENTS.

                  The Company has employment agreements with each of the named executive officers (the "Employment Agreements"). The following briefly summarizes the principal terms of the Employment Agreements, all of which became effective in fiscal 2000.

                  The period of employment under the Employment Agreements extends initially for approximately four years subject to automatic one-year extensions at the end of the initial term unless the executive fails to seek renewal or the Company gives notice of non-renewal. A Company notice of non-renewal prior to the executive reaching age 60 would constitute a constructive termination of the executive without cause. During Mr. Axelrod's employment term he may relinquish any or all of his executive officer positions and if he relinquishes all such executive officer positions he has agreed to remain in the Company's employ in an appropriate capacity at reduced compensation until age 60. The Employment Agreements generally provide for payment of an annual base salary that will be reviewed at the discretion of the Compensation Committee, but may not be decreased from the amount in effect for the previous year. The Employment Agreements also include provisions concerning annual incentive compensation with minimum target annual incentive awards (not less than 70% of base salary for Mr. Axelrod, 50% for Mr. Silverstein and 40% for the other executives) and long-term incentive compensation with a minimum target award opportunity (not less than 35% of base salary for Mr. Axelrod, 30% for Mr. Silverstein and 25% for the other executives).

                  The Employment Agreements generally provide for (i) in the event the executive's employment is terminated other than for cause or by voluntary termination, continued payment of salary and annual incentive compensation at target levels for 30 months for Mr. Axelrod, 24 months for Mr. Silverstein and 18 months for the other executives, continuation of certain benefits (or service credit or a lump sum cash amount equivalent to) 30 months for Mr. Axelrod, 24 months for Mr. Silverstein and 24 months for the other executives; (ii) certain restrictive covenants including non-competition, non-disclosure, non-solicitation of employees and availability for litigation support; (iii) participation in certain benefit plans and programs (including retirement benefits, disability and life insurance, medical benefits and, in the case of Mr. Axelrod, a supplemental executive retirement benefit and split dollar life insurance benefit); and (iv) deferred compensation arrangements.

                  In the event of a "change in control," the Employment Agreements generally provide lump sum severance benefits equal to 2 times (2.99 for Mr. Axelrod and 2.5 times for Mr. Silverstein) annual base salary and target bonus, continued participation in certain benefit plans for (or service credit or a cash benefit thereunder equivalent to) 36 months for Mr. Axelrod, 30 months for Mr. Silverstein and 24 months for the other executives (and, in the case of health benefits for Mr. Axelrod, until age 60 at Company cost), vesting of outstanding options, restricted or deferred stock awards and long-term incentive awards and the right in certain cases to exercise vested options for the remainder of the term of the options. In addition, in the case of voluntary termination, the Company may elect to pay the executive over a 12-month period an amount equal to the executive's annual base salary and target annual bonus in exchange for the executive's agreement not to compete with the Company for a period of one year. Upon a termination for cause, the executives have agreed not to compete with the Company for a period of one year.

                  A "change in control" is defined to include a variety of events, including significant changes in the stock ownership of the Company or a significant subsidiary, certain changes in the Company's Board of Directors, certain mergers and consolidations of the Company or a significant subsidiary, and the sale or disposition of all or substantially all the consolidated assets of the Company. "Cause" is defined generally as a breach of the restrictive covenants contained in the Employment Agreements, certain felony convictions, or willful acts or gross negligence that are materially damaging to the Company.

                  If payments under the Employment Agreements following a change in control are subject to the golden parachute excise tax, the Company will make an additional gross-up payment sufficient to ensure that the net after-tax amount retained by the executive (taking into account all taxes, including those on the gross-up payment) is the same as it would have been had such excise tax not applied. The Employment Agreements obligate the Company to indemnify the executives to the fullest extent permitted by law, including the advancement of expenses, and, in the case of Mr. Axelrod and Mr. Silverstein, generally provides that the Company will reimburse Mr. Axelrod and Mr. Silverstein for expenses incurred in seeking enforcement of his Employment Agreement, unless the assertion of such rights is in bad faith or frivolous.

                  The Company also has a supplemental executive retirement benefit for Mr. Axelrod, which will provide annual retirement benefits, commencing at or after age 55, to Mr. Axelrod following his retirement from active service. The net annual benefit under the plan is determined based on three primary components: (i) 1.6% of final average compensation, times (ii) years of service, reduced by (iii) a "reduction amount" ranging from $38,000 (assuming retirement were to occur at age 47) to $530,000 (assuming retirement were to occur at or following age 55). In no event will the annual benefit amount exceed 50% of final average compensation. "Final average compensation" means the average of the participant's base salary and bonus compensation (excluding equity compensation) for the three years (which need not be consecutive) with the Company or its affiliates that yield the highest average compensation. Mr. Axelrod currently has 13 years of credited service. Assuming a twenty percent increase in final average compensation from the highest annual covered compensation in the Summary Compensation Table above and assuming retirement from service at age 60, the estimated annual retirement benefit payable by the Company under the plan would be approximately $90,800. There is no offset for social security benefits. In addition, in the case of Mr. Silverstein, in the event his employment is terminated "without cause" he will be entitled to sufficient additional service credit in order to qualify for the required ten years of service credit under the SERP.

                  The Company also has a collateral assignment split dollar insurance arrangement with Mr. Axelrod. See footnote (2) to Summary Compensation Table above. The Company pays an annual premium under the policy until the earlier of age 55 or Mr. Axelrod's retirement. The arrangement is designed so that the Company ultimately receives back from the policy value (the "Company Amount") the sum of all annual premium payments made by the Company, plus an interest factor of 3.4% annually. Mr. Axelrod's interest in the cash value and death benefit value under the policy is equal to the total policy value minus the Company Amount as calculated above.

REPORT ON COMPENSATION OF EXECUTIVE OFFICERS

                  Compensation decisions for the Company's Chief Executive Officer and the other named executive officers for fiscal 2000 were reviewed and determined by the Compensation Committee.


                  The overall objectives of the Company's executive compensation program are to attract and retain the highest quality executives to manage and lead the Company, and to provide annual and long-term incentives to management, based on both Company performance and individual performance, in order to build and sustain value for shareholders.


                  The Company's executive compensation program for fiscal 2000 was reviewed and approved by the Compensation Committee. A national compensation consultant is regularly retained by the Compensation Committee to assist in reviewing competitive compensation programs for the Company in connection with the Company's senior officers, including the Chief Executive Officer and each of the other named executive officers as well as other members of the management group. This review includes compensation levels reported for senior executives of a survey group of retailers. The survey group is not the same group of companies included in the Peer Group index set forth in the Company's Performance Graph below because, in the view of the Compensation Committee and its compensation consultant, such survey group is not necessarily the most representative group for purposes of determining competitive compensation pay practices for the senior executives. The Compensation Committee reviews the competitiveness of the Company's executive compensation practices on an annual basis.


                  ANNUAL BASE SALARY. Annual base salaries for the Chief Executive Officer and the other named executives were initially established at approximately the mean of the range of salaries considered in the survey group, with increases through fiscal 2000 made by the Compensation Committee based on its view of appropriate, competitive annual base salary levels for such executives. Actual total remuneration levels may range below or above target in any one year and over a period of years, based on performance against annual and long-term goals and return to shareholders. Under employment agreements with each of the named executive officers base salary may not be decreased from the amount in effect for the previous year.


                  INCENTIVE AWARDS. The Company's incentive program provides for cash bonuses based on performance relative to predetermined objectives established for the year. For fiscal 2000, the target award rate was 70% for the Chief Executive Officer, 50% for Mr. Silverstein, and 40% for each of the other named executive officers. Larger awards may be made if performance exceeds predetermined objectives. Smaller or no awards may be made if performance falls below such objectives. Eligible members of management, including the Chief Executive Officer and the other executive officers, can defer receipt of a portion of their incentive award. For fiscal 2000, incentive bonuses payable to the Chief Executive Officer and the other named executives were based on specific earnings objectives established by the Compensation Committee in early 2000. Actual fiscal 2000 incentive awards were determined to be 70% of the target levels for each of the executive officers (see Summary Compensation Table above).


                  STOCK BASED COMPENSATION. The Board of Directors and the Compensation Committee are of the view that stock ownership or its equivalent by management aligns the interest of management with the Company's shareholders. Stock options are granted at fair market value and are intended to align executive compensation opportunities with shareholder returns. Stock options granted during fiscal 2000 were part of the Compensation Committee's customary annual review and these option grants were made at levels which the Compensation Committee determined to be appropriate long-term equity-based incentives to such executives. In determining the specific levels of individual option grants for fiscal 2000, including the Chief Executive Officer and each of the other executive officers, the Compensation Committee considered and weighed a number of factors, including annual stock option grant levels of the peer group of retail companies, past levels of annual option grants to Company executives, the executive's position, salary and performance levels, and projected stock option grant values. These stock options vest in 25% increments over four years from date of grant. Stock options are intended to provide long term compensation incentive, and future grants of options or other awards will be periodically reviewed and determined by the Compensation Committee. In connection with his execution of a new employment agreement with the Company during fiscal 2000, Mr. Axelrod was awarded 46,640 shares of deferred stock in consideration of his exemplary performance on behalf of the Company.


         Awards under the Company's long term incentive plan ("LTIP") were made for fiscal 2000 by the Compensation Committee to the named executive officers based on such executives having exceeded certain preestablished performance objectives based on earnings and net return on assets for the 3 year period ending June 30, 2000, with Mr. Axelrod receiving an award equivalent to approximately 200% of base salary, Mr. Silverstein receiving an award equivalent to approximately 170% of base salary and Messrs. Scullin, Silva and Giles receiving awards equivalent to approximately 140% of base salary. The LTIP awards for fiscal 2000 were made 50% in restricted stock and 50% in deferred cash awards (which cash awards are required to be invested in Company stock by the plan trustee under the Company's deferred compensation plan).


                  COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code generally allows a deduction to publicly traded companies for certain qualifying performance-based compensation. Section 162(m) disallows a deduction to the extent of excess non-performance based compensation over $1 million paid to the Chief Executive Officer or to any of the four other most highly compensated executive officers. The Company believes that Section 162(m) deduction limits for fiscal 2001 will not be applicable or, if applicable, would not be material in terms of net financial effect and therefore the Company does not intend to seek to restructure any fiscal 2001 compensation arrangements. The Company and the Compensation Committee will continue to monitor this matter.

                                              Compensation Committee


                                              Stanley P. Goldstein, Chairman
                                              Harold F. Compton

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors is comprised entirely of independent outside directors. Its primary function is to oversee the Company's system of internal controls, financial reporting practices and audit function to ensure their quality, integrity and objectivity. The Board of Directors has adopted and approved a written charter for the Audit Committee attached as Exhibit A.


         For fiscal 2000, the Audit Committee reviewed the overall audit scope, plans and results of the audit engagement. The Committee also met separately without management present with both the internal auditor and the independent auditors to discuss the year's audit. In addition, the Committee reviewed and discussed the Company's annual financial statements with management before issuance.


         The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, COMMUNICATION WITH AUDIT COMMITTEES, of the Auditing Standards Board of the American Institute of Certified Public Accountants, to the extent applicable. The Audit Committee has also received and reviewed the written disclosures and confirmation from the independent auditors required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEE, of the Independence Standards Board, and has discussed with the auditors the auditors' independence.


         Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year 2000.



                                           Audit Committee


                                           Philip E. Beekman, Chairman
                                           Harold F. Compton
                                           Morton E. Handel

PERFORMANCE GRAPH

                  The following graph compares the percentage change in the cumulative total shareholders' return on the Company's Common Stock on a quarterly basis from November 26, 1996 through December 30, 2000, with the cumulative total return on the Standard & Poor's Specialty Retail Index, the Peer Group Index and the Standard & Poor's 500 Index for the same period. In accordance with the SEC rules, the returns are indexed to a value of $100 at November 26, 1996 and it is assumed that all dividends were reinvested.


                  The Peer Group Index is comprised of the following companies in the retail industry: Bed Bath & Beyond Inc.; The Bombay Company, Inc.; Borders Group, Inc.; Jo-Ann Stores, Inc.; Haverty Furniture Companies, Inc.; Lechters, Inc.; Michaels Stores, Inc.; Petsmart, Inc.; Pier 1 Imports, Inc.; Sharper Image Corporation; The Sports Authority, Inc.; Strouds, Inc.; and Williams-Sonoma, Inc. The returns of each issuer in the Peer Group Index have been weighted according to the issuer's stock market capitalization at the beginning of each period for which a return is indicated.

   COMPARISON OF YEAR END CUMULATIVE TOTAL RETURN AMONG LINENS'N THINGS, INC.,
          STANDARD & POOR'S SPECIALTY RETAIL INDEX, PEER GROUP INDEX
                        AND STANDARD & POOR'S 500 INDEX*

                              11/26/96      12/31/96        12/31/97       12/31/98       12/31/99         12/29/00
                              --------      --------        --------       --------       --------         --------
Linens 'n Things                 $100          $127           $281           $511           $382             $356
S&P Specialty Retail              100            92             92             79             56               47
Peer Group                        100            96            114            135            123              117
S&P 500                           100           105            141            181            219              199

--------------------------------------------------------------------------------
*  $100 invested on 11/26/96 in stock or on 10/31/96 in Index - including reinvestment of dividends.  Fiscal year ending December 30.
--------------------------------------------------------------------------------

                  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee is comprised of Messrs. Goldstein and Compton. Mr. Goldstein was Chairman of the Board and an executive officer of CVS. Immediately following the Company's 1996 IPO CVS owned approximately 32.5% of the Company's Common Stock. During 1997 CVS sold substantially all of its remaining equity interest in the Company's Common Stock in an underwritten secondary offering by the Company.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

                  CERTAIN BENEFICIAL OWNERS. The following table sets forth certain information as to beneficial ownership of each person known to the Company to own beneficially more than 5% of the outstanding Common Stock of the Company as of February 1, 2001.


Beneficial Owner                            Number of Shares  Percent of Class
----------------                            ----------------  ----------------

PRIMECAP Management Company (1) ..............3,341,200           8.3%

Marsh & McLennan Companies, Inc. (2) .........2,512,753           6.3%

AIM Management Group Inc. (3) ............... 2,924,990           7.3%

Salomon Smith Barney Inc. (4) ................2,918,542           7.3%

The TCW Group, Inc.(5) .......................2,276,379           5.7%

Delaware Management Holdings
Company, Inc.(6) .............................2,174,231           5.43%

American Express Company (7) .................2,101,256           5.2%

Vanguard Horizon Funds - Vanguard ............2,100,000           5.25%
Capital Opportunity Fund (8)

-------------------------------
(1) Pursuant to a Schedule 13G dated September 30, 2000 filed by PRIMECAP Management Company, PRIMECAP Management Company has shared voting and dispositive power with respect to no shares; sole voting power with respect to 1,335,700 shares; and sole dispositive power with respect to 3,341,200 shares.

(2) Pursuant to an amended Schedule 13G dated October 9, 2000 filed by Marsh & McLennan Companies, Inc., Putnam Investments, Inc., Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc., Putnam Investments, Inc. has sole voting power and sole dispositive power with respect to no shares, shared voting power with respect to 173,800 shares and shared dispositive power with respect to 2,512,753 shares; Putnam Investment Management, Inc. has sole voting power, shared voting power and sole dispositive power with respect to no shares and shared dispositive power with respect to 1,808,800 shares; and The Putnam Advisory Company, Inc. has sole voting power and sole dispositive power with respect to no shares, shared voting power with respect to 173,800 shares and shared dispositive power with respect to 703,953 shares. The address for Marsh & McLennan Companies, Inc. is 1166 Avenue of the Americas, New York, New York 10036, and the address for Putnam Investments, Inc., Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc. is One Post Office Square, Boston, Massachusetts 02109.

(3) Pursuant to a Schedule 13G dated February 9, 2001 filed by AIM Management Group Inc. on behalf of itself and its wholly-owned subsidiaries, AIM Advisors, Inc. and AIM Capital Management, Inc. (collectively "AIM"), AIM has shared voting power and shared dispositive power with respect to 2,924,990 shares. The address for AIM is 11 Greenway Plaza, Suite 100, Houston, Texas 77046.

(4) Pursuant to a Schedule 13G dated February 13, 2001 filed by Salomon Smith Barney Inc., Salomon Brothers Holding Company Inc., Salomon Smith Barney Holdings Inc. and Citigroup Inc., Salomon Smith Barney Inc. has sole voting and sole dispositive power with respect to no shares and shared voting and shared dispositive power with respect to 2,354,280 shares; Salomon Brothers Holding Company Inc. has sole voting and sole dispositive power with respect to no shares and shared voting and shared dispositive power with respect to 2,361,180 shares; Salomon Smith Barney Holdings Inc. has sole voting and sole dispositive power with respect to no shares and shared voting and shared dispositive power with respect to 2,849,574 shares; and Citigroup Inc. has sole voting and sole dispositive power with respect to no shares and shared voting and shared dispositive power with respect to 2,918,542 shares. The address for Salomon Smith Barney Inc., Salomon Brothers Holding Company Inc., Salomon Smith Barney Holdings Inc. is 388 Greenwich Street, New York, New York 10013. The address for Citigroup is 399 Park Avenue, New York, New York 10043.

(5) Pursuant to a Schedule 13G dated February 12, 2001 filed by The TCW Group, Inc. and Robert Day (collectively "TCW"), TCW has shared voting power and shared dispositive power with respect to 2,276,379 shares. The address for TCW Group, Inc. and Robert Day is 865 South Figueroa Street, Los Angeles, California 90017.

(6) Pursuant to a 13G dated February 7, 2001 filed by Delaware Management Holdings on behalf of itself and its subsidiary Delaware Management Business Trust (collectively "Delaware Management") , Delaware Management Holdings has sole voting power with respect to 2,160,735 shares, shared voting power with respect to no shares, sole dispositive power with respect to 2,164,531 shares and shared dispositive power with respect to 9,700 shares. Delaware Management Business Trust has sole voting power with respect to 2,050,900 shares, shared voting power with respect to no shares, sole dispositive power with respect to 2,041,200 shares and shared dispositive power with respect to 9,700 shares. The address for Delaware Management is 2005 Market Street, Philadelphia, Pennsylvania 19103.

(7) Pursuant to a Schedule 13G dated February 9, 2000 filed by American Express Company and American Express Financial Corporation (collectively, "American Express"), American Express has shared voting power and shared dispositive power with respect to 2,101,256 shares. The address for American Express Company is American Express Tower, 200 Vesey Street, New York, New York 10285; and for American Express Financial Corporation is IDS Tower 10, Minneapolis, Minnesota 55440.

(8) Pursuant to a Schedule 13G dated February 13, 2001 filed by Vanguard Horizon Funds - Vanguard Capital Opportunity Fund ("Vanguard"), Vanguard has sole voting power with respect to 2,100,000 shares; shared voting power and sole dispositive power with respect to no shares; and shared dispositive power with respect to 2,100,000 shares. The address for Vanguard is Vanguard Financial Center, P.O. Box 2600, Valley Forge, PA 19482.

                  STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS. The following table sets forth certain information as to beneficial ownership of the outstanding Common Stock of the Company as of February 1, 2001, by each director and nominee of the Company, each of the named executive officers listed in the Summary Compensation Table, and all executive officers and directors of the Company as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to such shares. No director or executive officer beneficially owns more than one percent of the total outstanding Common Stock other than Mr. Axelrod who would be deemed beneficially to own 1.03% and all directors and executive officers as a group would be deemed beneficially to own 1.99% of the outstanding Common Stock.

                                     No. of Shares of                                           No. of Shares of
Name of Beneficial                      Common                  Name of Beneficial                    Common
        Owner                           Stock(1)                     Owner                            Stock(1)
------------------------------------ ---------------------    --------------------------------- ------------------- --
N. Axelrod..........................    414,701(2)            S. Silverstein......................   84,224(3)
P. Beekman..........................     24,968               H. Scullin..........................  101,085(4)
S. Goldstein........................     31,968               B. Silva............................   74,783
H. Compton..........................     10,472               W. Giles............................   68,750
M. Handel...........................        572
                                                              All executive officers and
                                                              directors as a group..............    811,523

(1) Includes shares subject to stock options that were exercisable as of February 1, 2001 or will become exercisable within 60 days thereafter, as follows: Mr. Axelrod, 340,984; Mr. Beekman, 17,050; Mr. Goldstein, 17,050; Mr. Compton, 8,000; Mr. Silverstein, 61,876; Mr. Scullin, 80,509; Mr. Silva, 67,345; Mr. Giles, 60,845; and all directors and executive officers as a group, 653,659.

(2) Includes 400 shares held by Mr. Axelrod's minor children, as to which shares Mr. Axelrod disclaims beneficial ownership.

(3) Includes 800 shares held by Mr. Silverstein's minor children, as to which shares Mr. Silverstein disclaims beneficial ownership.

(4) Includes 1,000 shares held by Mr. Scullin's minor child and 1,000 shares held by Mr. Scullin's spouse, as to which shares Mr. Scullin disclaims beneficial ownership.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file reports regarding beneficial ownership of the Company's Common Stock with the Commission, and to furnish the Company with copies of all such filings. Based on a review of these filings, the Company believes all such filings were timely made except for an amended Form 5 for Mr. Axelrod to reflect an exempt grant.

                              INDEPENDENT AUDITORS

                  The Board of Directors has selected KPMG LLP as the Company's independent auditors to make an examination of the accounts of the Company for the fiscal year 2001. KPMG LLP has served as the independent auditors of the Company since the Company's 1996 IPO. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make such statements as they may desire.

         The fees billed for services rendered for the Company by KPMG LLP for fiscal 2000 were as follows:

Audit Fees                                                $195,500

Financial Information Systems Design and
Implementation Fees                                             --

All Other Fees                                             $47,600


         The Audit Committee has considered whether the provision of the services covered under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees" above is compatible with maintaining the auditor's independence.

               SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

                  Any proposal of a shareholder intended to be presented at the Company's 2002 Annual Meeting of Shareholders must be received by the Secretary of the Company, for inclusion in the Company's Proxy Statement, Notice of Meeting and Proxy relating to the 2002 Annual Meeting, not later than November 30, 2001.

                  The Company's Bylaws establish an advance written notice procedure for shareholders seeking to nominate candidates for election as directors at any Annual Meeting of Shareholders, or to bring business before an Annual Meeting of Shareholders of the Company. The Bylaws provide that only persons who are nominated by or at the direction of the Board, or by a shareholder who has given timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, will be eligible for election as directors of the Company. The Bylaws also provide that at any meeting of shareholders only such business may be conducted as has been brought before the meeting by or at the direction of the Board or, in the case of an Annual Meeting of Shareholders, by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder's intention to bring such business before such meeting. Under the Bylaws, for any such shareholder notice to be timely, such notice must be received by the Company in writing not less than 60 days nor more than 90 days prior to the meeting, or in the event that less than 70 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, to be timely, notice by the shareholder must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting or such public disclosure was made. Under the Bylaws, a shareholder's notice must also contain certain information specified in the Bylaws.


                                 ANNUAL REPORT

                  A copy of the Company's Annual Report to Shareholders has been mailed to all shareholders of record. Shareholders, upon written request to the Investor Relations Department, Linens 'n Things, Inc., 6 Brighton Road, Clifton, New Jersey 07015, may receive, without charge, a copy of the Company's Annual Report on Form 10-K, including the financial statements, financial statement schedules and list of exhibits, required to be filed with the Commission for the 2000 fiscal year.


                                 OTHER MATTERS

                  As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters referred to above. Proxies in the enclosed form will be voted in respect of any other business that is properly brought before the Annual Meeting as recommended by the Board of Directors or, if no such recommendation is given, in the discretion of the proxy holders.

                                   EXHIBIT A
                                   ---------

BOARD OF DIRECTORS MEETING
MAY 31, 2000

                             LINENS 'N THINGS, INC.
                                AUDIT COMMITTEE
                                    CHARTER

ORGANIZATION
------------

o The Audit Committee shall be composed of a minimum of three members as may be required by the New York Stock Exchange ("NYSE"), each of whom is to satisfy the "independence" standards of the NYSE within the time periods established by the NYSE.

o Each member of the Audit Committee shall be or shall become financially literate and at least one member must have accounting or related financial management expertise, all as determined by the Board of Directors in accordance with the rules of the NYSE.

o    The Board of Directors will designate the Chairman of the Audit Committee.

o    The Audit Committee shall hold regular meetings, as it deems appropriate.

o Unless otherwise determined by the Audit Committee or its Chairman, at each regular meeting, the Audit Committee shall meet with the Chief Financial Officer of the Company and the independent accountants, who will be asked to discuss as a group, and then separately, current matters relevant to the responsibilities and authority of the Audit Committee.

o    The Audit Committee shall keep minutes of all meetings.

o The Audit Committee shall report to the Board of Directors on a schedule which the Board of Directors deems appropriate or as circumstances warrant.

OBJECTIVES AND RESPONSIBILITIES
-------------------------------

The Audit Committee's responsibilities shall be to oversee and review the Company's financial reporting and accounting practices and to consult with the Company's independent accountants, internal auditors, and management with respect thereto. In furtherance of the foregoing, the Audit Committee shall:

(a) Review and reassess the adequacy of this Charter at least annually and will submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with the Securities and Exchange Commission ("SEC") regulations;

(b) Prior to publication, review the Company's annual audited financial statements and discuss such audited financial statements with Company executive management;

(c) Determine, based on such review and discussion with management and based on its discussions with the independent accountants, whether to recommend to the Board of

         Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K;

(d)      Review any changes to the audit plan or disputes with management;

(e) Review the scope of the current annual audit, including the fees therefor, and the results of the prior year's audit;

(f) Discuss certain matters required to be communicated to the Audit Committee in accordance with Statement of Accounting Standards ("SAS") No. 61;

(g) Prepare a report annually to shareholders as required by the SEC to be included in the annual proxy statement;

(h) Review the Company's accounting and financial reporting principles and practices;

(i) Review the adequacy and effectiveness of the Company's system of internal accounting controls, and consult with the independent accountants concerning their evaluations of weaknesses in such controls and recommendations for improvements thereto;

(j) Review the scope of any other auditing services to be performed by the independent accountants;

(k) Recommend to the Board of Directors the retention and replacement of the independent accountants;

(l) Be responsible for obtaining a statement of independence from the independent accountants, and for reviewing the independence and objectivity of the independent accountants;

(m) Inquire of management, the internal auditors, and the independent accountants concerning any significant financial risks or exposures;

(n) Review periodically the adequacy of the Company's accounting and financial personnel resources;

(o) Have the power to conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities; and

(p) Review and consider any other matters relative to the audit of the Company's accounts and the preparation of its financial statements and reports that the Audit Committee, in its discretion, deems appropriate.

The Audit Committee may rely on the findings and opinions of the independent accountants and management with respect to the above and any other matters relating to the preparation, completeness, and accuracy of the financial statements.

The independent accountants and the Chief Financial Officer of the Company shall have free access to the Audit Committee without obtaining authorization from Company management.

CERTAIN RESPONSIBILITIES
------------------------

The independent accountants are ultimately accountable to the Board of Directors and the Audit Committee; the Audit Committee and the Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants (and to nominate the independent accountants to be proposed for shareholder approval or ratification at any Annual Meeting of the Company).

The Audit Committee is responsible for ensuring that the independent accountants submit on a periodic basis to the Audit Committee a written statement delineating all relationships between such independent accountants and the Company, and the Audit Committee is responsible for actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that impact the objectivity and independence of the independent accountants and for recommending that the Board of Directors take appropriate action in response to such reports in order to satisfy itself of the independence of the independent accountants.

ZLTH2B                            DETACH HERE

--------------------------------------------------------------------------------





                                     PROXY



                             LINENS 'N THINGS, INC.



                                   May 2, 2001



                       This Proxy is Solicited on Behalf
              of the Board of Directors of Linens 'n Things, Inc.





   The undersigned hereby appoints Brian D. Silva, William T. Giles and Denise Tolles, and each of them, with power of substitution, proxies for the undersigned and authorizes each of them to represent and vote, as designated, all of the shares of stock of Linens 'n Things, Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Company's headquarters at 6 Brighton Road, Clifton, New Jersey on May 2, 2001 and at any adjournment or postponement of such meeting.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. PLEASE VOTE PROMPTLY.



SEE REVERSE                                                          SEE REVERSE
   SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE





ZLTH2B                            DETACH HERE

--------------------------------------------------------------------------------





[X] Please mark
    votes as in
    this example.





1. ELECTION OF ONE DIRECTOR.
   To elect (01) Stanley P. Goldstein  as director for a three-year term:



                               FOR       WITHHELD
                               [_]         [_]





MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                           [_]



Please sign exactly as your name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please print the full corporate name and sign by president or other authorized officer. If a partnership, please print the full partnership name and sign by authorized person.



Signature:               Date:          Signature:               Date:
          --------------      ----------          ---------------     ----------